As filed with the Securities and Exchange Commission on February 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5574718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Address of Principal Executive Offices)

Tenon Medical, Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Steven M. Foster

Chief Executive Officer and President

Tenon Medical, Inc.

104 Cooper Court

Los Gatos, CA 95032

(Name and Address of Agent For Service)

(408) 649-5760

(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ross D. Carmel, Esq.

Jeffrey P. Wofford, Esq.

 Anna Chaykina, Esq.
Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor

New York, NY 10036
(646) 838-1310

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) registers 445,100 additional shares of common stock of Tenon Medical, Inc., Delaware corporation, (the “Registrant”) to be issued pursuant to the Registrant’s Tenon Medical, Inc. 2022 Equity Incentive Plan, as amended (the “2022 Plan”).

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement consists only of those items required by General Instruction E to Form S-8. Accordingly the Registrant incorporates by reference into this Registration Statement the contents of (1) the registration statement on Form S-8 (File No. 333-268360), filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2022, relating to the registration of 29,092 shares of Registrant’s common stock, par value $0.001 per share (“Common Stock”) authorized for issuance under the 2022 Plan, (2) the registration statement on Form S-8 (File No. 333-271778), filed with the SEC on May 9, 2023, relating to the registration of additional 5,618 shares of Common Stock authorized for issuance under the 2022 Plan, and (3) the registration statement on Form S-8 (File No. 333-290808), filed with the SEC on October 10, 2025, in each case, except for Items 3 and 8, which are being updated by this Registration Statement.

Since October 10, 2025, the number of shares of Common Stock reserved and available for issuance under the 2022 Plan has been increased by 445,100 shares pursuant to an automatic increase under the 2022 Plan as of January 1, 2026. This Registration Statement provides for the registration of these additional 445,100 shares of Common Stock, that are reserved and available for issuance under the 2022 Plan and have not been registered by the Registrant pursuant to previously filed registration statements on Form S-8.

The Common Stock share amounts stated above are presented on a post-split basis and reflect the 1-for-10 reverse stock split effected by the Registrant on November 2, 2023 and the 1-for-8 reverse stock split effected by the Registrant on September 6, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following documents, which are previously filed with the SEC, are incorporated into this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 13, 2025, August 13, 2025, and November 13, 2025, respectively;

(c) the Registrant’s Current Reports on Form 8-K filed with the SEC on March 12, 2025, March 27, 2025, March 28, 2025, August 7, 2025 (as amended on October 17, 2025), September 23, 2025, October 16, 2025, November 17, 2025, and February 6, 2026; and

(d) The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A filed with the SEC on April 26, 2022 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

II-1

Item 8. Exhibits.

Exhibit Number	Description	Incorporated by Reference				Filed Herewith
		Schedule Form	File Number	Exhibit	Filing Date
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, filed on April 10, 2023	S-3	333-271648	3.1	May 4, 2023
4.2	Certificate of Correction to Second Amended and Restated Certificate of Incorporation of the Registrant, filed on October 25, 2023	S-8	333-290808	4.2	October 10, 2025
4.3	Amendment to Certificate of Incorporation Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant, filed on November 1, 2023	8-K	n/a	3.1	November 7, 2023
4.4	Amendment to Certificate of Incorporation Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant, filed on September 4, 2024	S-8	333-290808	4.4	October 10, 2025
4.5	Certificate of Designations, Rights and Preferences for Series A Preferred Stock of the Registrant, filed on February 20, 2024	8-K	n/a	10.2	February 22, 2024
4.6	Amendment to Certificate of Designations, Rights and Preferences for Series A Preferred Stock, filed on September 5, 2024	S-8	333-290808	4.6	October 10, 2025
4.7	Certificate of Designations, Rights and Preferences for Series B Preferred Stock, filed on September 5, 2024	S-8	333-290808	4.7	October 10, 2025
4.8	Bylaws of the Registrant	S-1/A	333-260931	3.2	April 20, 2022
4.9	Tenon Medical, Inc. 2022 Equity Incentive Plan	S-1/A	333-260931	10.30	April 20, 2022
4.10	Amendment to Tenon Medical, Inc. 2022 Equity Incentive Plan, dated as of July 23, 2024					X
4.11	Amendment to Tenon Medical, Inc. 2022 Equity Incentive Plan, dated as of September 18, 2025	S-8	333-290808	4.10	October 10, 2025
5.1	Opinion of Sichenzia Ross Ference Carmel LLP					X
23.1	Consent of Haskell & White LLP					X
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included in the signature pages hereto)					X
107	Filing Fee Table					X

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Los Gatos, State of California, on the 12th day of February 2026.

TENON MEDICAL, INC.

By:	/s/ Steven M. Foster
Name:	Steven M. Foster
Title:	Chief Executive Officer and President (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Steven M. Foster, Kevin Williamson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Foster	Chief Executive Officer, and President, Director	February 12, 2026
Steven M. Foster	(Principal Executive Officer)

/s/ Kevin Williamson	Chief Financial Officer	February 12, 2026
Kevin Williamson	(Chief Financial and Accounting Officer)

/s/ Richard Ferrari	Director	February 12, 2026
Richard Ferrari

/s/ Richard Ginn	Chief Technology Officer and Director	February 12, 2026
Richard Ginn

/s/ Stephen Hochschuler, MD	Director	February 12, 2026
Stephen Hochschuler, MD

/s/ Ivan Howard	Director	February 12, 2026
Ivan Howard

/s/ Kristine Jacques	Director	February 12, 2026
Kristine Jacques

/s/ Robert Weigle	Director	February 12, 2026
Robert Weigle

II-3